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                                  Exhibit 99.1

                The Travelers Insurance Company and Subsidiaries
                        Consolidated Statement of Income
                For the Year Ended December 31, 2004 (Unaudited)
                                 ($ in millions)

REVENUES
Premiums                                                                          $2,226
Net investment income                                                              3,348
Realized investment gains                                                             16
Fee income                                                                           781
Other revenues                                                                       124
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    Total Revenues                                                                 6,495
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BENEFITS AND EXPENSES
Current and future insurance benefits                                              1,971
Interest credited to contractholders                                               1,305
Amortization of deferred acquisition costs                                           649
General and administrative expenses                                                  487
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    Total Benefits and Expenses                                                    4,412
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Income from operations before federal income taxes and
  cumulative effects of changes in accounting principles                           2,083
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    Federal Income Taxes                                                             602
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Net Income                                                                        $1,481
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


Segment Information

                                             2004
                                         (Unaudited)
Revenues by Segment
-------------------
TLA                                         $4,725
Primerica                                    1,770
                                            ------
Total Revenues                              $6,495
                                            ======

Net Income by Segment
---------------------
TLA                                         $  990
Primerica                                      491
                                            ------
Net Income                                  $1,481
                                            ======